Exhibit 99.1

Contact: Leah Stearns

Vice President, Investor Relations & Capital Markets

Telephone: (617) 375-7500

AMERICAN TOWER CORPORATION RELEASES INFORMATION REGARDING AT&T’S PLANNED ACQUISITION OF LEAP WIRELESS

Boston, Massachusetts – July 15, 2013: American Tower Corporation (NYSE: AMT) today released information about its business in light of AT&T’s planned acquisition of Leap Wireless. For the quarter ended March 31, 2013, AT&T and Leap Wireless accounted for approximately 17% and 2%, respectively, of American Tower’s consolidated operating revenues. American Tower currently has separate leases for antenna space with AT&T and Leap Wireless on the same site at approximately 1,066 communications sites owned or operated by American Tower. The revenue generated from Leap Wireless on these sites represented less than 1% of American Tower’s consolidated operating revenues for the quarter ended March 31, 2013. The average remaining non-cancellable current lease term on these sites with AT&T and Leap Wireless is approximately 7 years.

About American Tower

American Tower is a leading independent owner, operator and developer of wireless and broadcast communications real estate. American Tower currently owns and operates approximately 56,000 communications sites in the United States, Brazil, Chile, Colombia, Germany, Ghana, India, Mexico, Peru, South Africa and Uganda. For more information about American Tower, please visit www.americantower.com.

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